                                                                     EXHIBIT 4.3


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                                 XCARE.NET, INC.


                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400
                              ENGLEWOOD, CO 80111



                         REGISTRATION RIGHTS AGREEMENT



                                  JUNE 7, 2001















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                                 XCARE.NET, INC.

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made as of June 7, 2001, between XCare.net, Inc., a Delaware corporation (the "Parent") and certain shareholders (the "Shareholders") of Confer Software, Inc., a California corporation (the "Company") identified on EXHIBIT A hereto.

         WHEREAS:

         A. Pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of even date herewith (the "Reorganization Agreement"), by and among Parent, the Company, and Confer Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("Sub"), the Company is being merged with and into Sub (the "Merger"), with Sub being the surviving corporation.

         B. In connection with the Merger, the Shareholders shall receive fully paid and non-assessable restricted shares (the "Shares") of common stock of Parent, par value $0.01 per share ("Parent Common Stock").

         C. The Reorganization Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Shareholders certain rights to have their Shares registered under the Securities Act of 1933, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    SECTION 1

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. Unless otherwise indicated, the terms in this Agreement shall have the same meanings as those terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean Parent Common Stock, par value $0.01 per share.

         "Holder" shall mean (i) the Shareholders and (ii) any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.8 hereof.

         "Registrable Securities" means the Shares until such time that such securities have been (i) effectively registered under the Securities Act and disposed of pursuant to an effective Registration Statement, or (ii) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except as otherwise stated in the definition of the term "Selling Expenses" as set forth below, incurred by Parent in complying with Section 1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as otherwise stated in the definition of the term "Registration Expenses" as set forth above, all reasonable fees and disbursements of counsel for any Holder.

         "Shares" shall mean the shares of Common Stock of Parent, par value $0.01 per share, issued to the Shareholders pursuant to the Reorganization Agreement, including the Escrow Shares (as defined in the Merger Agreement) and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

         1.2 MANDATORY REGISTRATION. Parent shall prepare within a reasonable time but in any event within thirty (30) days after the closing of the Merger and file with the Commission a registration statement (the "Registration Statement") on Form S-3 covering the resale of the Shares by the Holders. Parent shall use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as possible after the issuance of the Shares (the "Effective Date").

         1.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 1.2 shall be borne by Parent. Unless otherwise stated, all Selling Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

         1.4 REGISTRATION PROCEDURES. At its expense Parent will:

         Prepare and file with the Commission the Registration Statement with respect to the Shares and use its best efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof, and keep the Registration Statement effective until one year after its date of effectiveness.

         Furnish to the Holders participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

         1.5 INDEMNIFICATION.

         Parent will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to Parent in connection with any such registration, qualification or compliance, and within a reasonable period Parent will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by such Holder for use in the Registration Statement.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse Parent, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder for use in the Registration Statement.

         Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         1.6 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.7 TRANSFER OF REGISTRATION RIGHTS. The rights to cause Parent to register securities granted Holders under Section 1.2 may be assigned to a transferee or assignee which acquires at least 10,000 shares of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Holders and to each transferee of a Holder who is a partner or affiliate of such Holder..

         1.8 RESTRICTIVE LEGENDS. Each certificate representing Registrable Securities shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES

         MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT WITH RESPECT TO THE SECURITIES OR THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR RULE 144A OF THE ACT.

         The legends contained in this Section 1.8 shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the Registration Statement filed with the Commission, but shall not be removed in any other circumstance without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

                                    SECTION 2

                                  MISCELLANEOUS

         2.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California.

         2.2 SURVIVAL. The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         2.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         2.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Reorganization Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with Parent's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

         2.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, telecopied or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such address as such Holder shall have furnished Parent in writing, or, until any such holder so furnishes an address to Parent, then to and at the address of the last Holder who has so furnished an address to Parent, or (b) if to Parent, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as Parent shall have furnished to the Holders.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         2.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         2.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         2.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         2.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.





            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

The foregoing Agreement is hereby executed as of the date first above written.


                                     "PARENT"

                                     XCARE.NET, INC.
                                     a Delaware Corporation


                                     By:/s/ Gary T. Scherping
                                        ---------------------------------------
                                        Name:  Gary T. Scherping
                                        Title: SVP Finance and CFO


                                     "SHAREHOLDER"



                                     By:
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                                     Name:
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                                     Title:
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                (SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT)

                                    EXHIBIT A



SERIES F PREFERRED SHAREHOLDERS:


Mayfield VII, L.P.
Mayfield Associates Fund II, L.P.
HC Trust
Russell C. Hirsch
LiveOak Equity Partners, L.P.
Salix Ventures, L.P.
CGJR Health Care Services Group
CGJR II, L.P.
CGJR/MF III, L.P.
Frazier Healthcare II, L.P.
Frazier Healthcare III, L.P.
Frazier Affiliates III, L.P.
Bayview Investors, Ltd.
RS & Co IV, L.P.
ADI Partners, LLC
Crabtree Ventures, L.P.
The Goldman Sachs Group, Inc.
The Stone Street Fund 1999
Rho Management Trust I
CIBC WMC Inc.
CIBC Employment Private Equity Fund Partners
First Consulting Group, Inc.
Matria Healthcare, Inc.
JCB Venture Partnership IV
JCB Confer Investors, LLC
Mandato Family Trust